CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment to Registration Statement on Form N-2 of our report dated July 31, 2026, relating to the financial statements of Third Lake Partners Alternative Yield Strategy Fund, as of July 17, 2026, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

July 31, 2026